JONATHON P. REUBEN CPA,
AN ACCOUNTANCY CORPORATION
23440 HAWTHORNE BLVD., SUITE 200
TORRANCE, CA 90505

June 8, 2011

Securities and Exchange Commission
450 5th Street NW
Washington, D.C. 20549

Waxess Holdings, Inc. (formerly known as International Vineyard, Inc.).

Gentlemen:

We have read Item 4.01 of Waxess Holdings, Inc.'s Form 8-K/A (Amendment No.1) dated February 3, 2011 and agree with the statements therein concerning the Company.

Jonathon P. Reuben, CPA,
An Accountancy Corporation